Exhibit 99.1

October 12, 2009

Golden Eagle International, Inc.
Terry C. Turner
Chairman of the Board, President and CEO
9661 South 700 East
Salt Lake City, Utah 84070

Subject:   Gold Bar Ore Processing Facility

Dear Mr. Turner:

This correspondence shall serve as written confirmation of LWMG. LLC's interest and intent to acquire the Gold Bar Ore Processing Facility. The general terms and conditions that we propose are as follows:

Plant & Equipment:

Purchase Price:

Good Faith Deposit:

Payment Escrowed & Due At Permitting:

Purchase Price If Permits Declined:

Environmental Studies:

Tolling Relationship With Golden Eagle:

Good Faith Deposit Timeline:

Closing Timeline:
All Inclusive $10,000,000.00 USD $ 1,000.000.00 USD $ 9.000.000.00 USD § 5.000.000.00 USD Seller's Responsibility To Be Negotiated October 30. 2009 48 Hrs. After Permitting

Please advise if the general terms and conditions outlined herein above are acceptable. If so, we will contact our legal staff and request that formal purchase contracts be drafted. Both your time and consideration in this matter are greatly appreciated.

Sincerely,

LWMG, LLC

/s/Richard Schoble
Richard Scoble
Chief Operations Officer

CC:           Stephen D. Cummins
 Thomas J. Kenan
 H. Stephen Shehane